EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pivotal Software, Inc. of our report dated March 9, 2018, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is April 9, 2018, relating to the financial statements, which appears in Pivotal Software, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (No. 333- 223872).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 19, 2018